Exhibit 5.1


                 ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP
                          1290 Avenue of the Americas
                            New York, New York 10104


                                                           December 21, 2001



Terex Corporation
500 Post Road East
Westport, Connecticut 06880

    Re:  Terex Corporation
         Registration Statement on Form S-4 filed on December 21, 2001
         -------------------------------------------------------------

Ladies and Gentlemen:

     We are rendering this opinion in connection with the registration by Terex Corporation (the "Company") pursuant to the above-captioned Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of $200,000,000 aggregate principal amount of the Company's 9-1/4% Senior Subordinated Notes due 2011 (the "Notes"), payment of principal and interest of which is guaranteed by Terex Cranes, Inc., Terex Paving, Inc., Koehring Cranes, Inc., Terex Telelect, Inc., Terex-RO Corporation, Payhauler Corp., CMI Terex Corporation, The American Crane Corporation, O&K Orenstein & Koppel, Inc., Amida Industries, Inc., Cedarapids, Inc., Standard Havens, Inc., Standard Havens Products, Inc., BL Pegson (USA), Inc., Benford America, Inc., Coleman Engineering, Inc., Finlay Hydrascreen USA, Inc., Earthking, Inc., Powerscreen Holdings USA, Inc., Powerscreen International LLC, Powerscreen North America, Inc., Powerscreen USA, LLC, Royer Industries, Inc. and Terex Bartell, Inc. (collectively, the "Guarantors"). The Notes will be issued under an Indenture (the "Indenture"), dated as of December 17, 2001, among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee").

     We are familiar with the proceedings undertaken by the Company in connection with the authorization and issuance of the Notes. We have also examined the Registration Statement. Additionally, we have examined such documents and records and such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. We have also assumed the Indenture is the valid and legally binding obligation of the Trustee. When relevant facts were not independently established, we have relied upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

     Based on the foregoing, it is our opinion that each of the Notes has been duly authorized by the Company and, when executed, authenticated, issued and delivered in accordance with the terms of the Indenture, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, marshalling and other similar laws relating to creditors' rights generally and to the discretion of the court before which any such proceeding may be brought, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     We are admitted to practice law in the State of New York, and our opinions herein reflect only the application of applicable New York law, the Federal laws of the United States and, to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

     Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

     This opinion is being delivered by us solely for your benefit and may not be relied upon by any other person or for any other purpose without our prior written consent in each instance.

                                         Very truly yours,


                                         ROBINSON SILVERMAN PEARCE
                                         ARONSOHN & BERMAN LLP